Exhibit 1.1

UNDERWRITING AGREEMENT

[__________], 2018

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618

Attn: Keith Moore, Chief Executive Officer

Attn: Daniel J. McClory, Managing Director

China Renaissance Securities (Hong Kong) Limited

Units 8107-08, International Commerce Centre

No.1 Austin Road West, Kowloon

Hong Kong

Attn: Joe Lai, Managing Director, Head of Hong Kong Healthcare IBD

AMTD Global Markets Limited

23/F – 25/F Nexxus Building

41 Connaught Road Central

Hong Kong

Attn: Ming Lin Cheung

Ladies and Gentlemen:

Introduction. This underwriting agreement (this “Agreement”) constitutes the agreement between Aptorum Group Limited, a Cayman Islands exempted company (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereafter defined) as being subsidiaries or affiliates of the Company, the “Company”), on the one hand, and the several underwriters named in Schedule A hereto (the “Underwriters”), on the other hand, pursuant to which the Underwriters shall serve as the co-underwriters for the Company in connection with the proposed offering (the “Offering”) by the Company of its Shares (as defined below).

The Underwriters will act on a reasonable “best efforts/all or none” basis for the minimum offering amount of $10,000,000 (the “Minimum Subscription Amount”) and thereafter on a “best efforts” basis up to a maximum offering amount of $30,000,000 (the “Maximum Subscription Amount”) of the Company’s Class A ordinary shares, par value $1.00 per share (the “Shares”), to various investors (each an “Investor” and collectively, the “Investors”) at a purchase price of $15.80 per Share (the “Purchase Price”). The Shares and the Underwriters’ Warrant (as defined in Schedule B hereto) are herein collectively called the “Securities.” The Company agrees and acknowledges that there is no guarantee of the successful sale of the Shares, or any portion thereof, in the prospective Offering.

The Company hereby confirms its agreement with the Underwriters as follows:

Section 1. Agreement to Act as Underwriters.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Underwriters shall be the exclusive Underwriters in connection with the Offering, which shall be undertaken pursuant to the Company’s Registration Statement (as defined below), with the terms of such Offering to be subject to market conditions and negotiations between the Company and Boustead Securities, LLC, as representative of the Underwriters (the “Representative”). The Underwriters will act on a best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful sale of the Shares, or any portion thereof, in the prospective Offering. The Underwriters’ appointment shall commence upon the date of the execution of this Agreement, and shall continue for a period of (such period, including any extension thereof as hereinafter provided, being herein called the “Offering Period”) of 180 calendar days from the effective date (the “Effective Date”) of the Registration Statement (and for a period of up to 45 additional days if extended by agreement of the Company and the Underwriters), unless all of the Shares have previously been subscribed for. The Offering will terminate and all amounts paid by Investors to purchase Shares will be promptly returned to them without charge, deduction or interest as provided in the Prospectus and the Escrow Agreement (as defined below) (i) if subscriptions for at least $10,000,000 have not been received within the Offering Period, (ii) at any time by agreement of the Company and the Underwriters or (iii) this Agreement shall be terminated as provided herein. Under no circumstances will the Underwriters or any of their respective “Affiliates” (as defined below) be obligated to financially underwrite or purchase any of the Shares for their own accounts or otherwise provide any financing. The Underwriters shall act solely as the Company’s agents and not as principals. The Underwriters shall have no authority to bind the Company with respect to any prospective offer to purchase the Shares and the Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer, in whole or in part. Subject to the Company’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, the Representative may (i) create a selling syndicate of additional underwriters for the Offering comprised of broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a non-U.S. bank, broker, dealer or other institution not required to register for membership with FINRA, not subject to disqualification under Article III, Section 4 of FINRA’s Bylaws, and not required to be registered under the Securities Exchange Act of 1934, as amended (a “non-member non-U.S. dealer”) and/or (ii) rely on such soliciting dealers who are FINRA members to participate in placing a portion of the Offering or a non-member non-U.S. dealer who is, and will remain at all relevant times, an appropriately registered or licensed broker or dealer (to the extent required) in its home jurisdiction and in any non-U.S. jurisdiction in which it engages in activities in connection with the Offering. The Underwriters may also retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with the Offering. Subject to the terms and conditions hereof, release of the purchase price for, and delivery of, the Shares shall be made at one or more closings (each, a “Closing” and the date on which a Closing occurs, a “Closing Date”), as the case may be, provided, however that the first Closing (the “Initial Closing”) may not be for Shares of less than the Minimum Subscription Amount. As compensation for services rendered, on a Closing Date, the Company shall pay to the Underwriters the fees including cash commissions and Underwriters’ Warrants as set forth on Schedule B, in addition to the following expenses, which shall be paid whether or not the transactions contemplated by this Agreement and the Registration Statement are consummated or this Agreement is terminated:

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i.	all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;
ii.	all fees and expenses in connection with filings with FINRA's Public Offering System;
iii.	all fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering;
iv.	all fees and expenses in connection with listing the Shares on the Nasdaq Stock Market (“NASDAQ”);
v.	all reasonable travel expenses of the Company's officers, directors and employees and any other expense of the Company or the Underwriters incurred in connection with attending or hosting meetings with prospective purchasers of the Shares;
vi.	any stock transfer taxes incurred in connection with this Agreement or the Offering;
vii.	the cost and charges of any transfer agent or registrar for the Shares;
viii.	Underwriters’ counsel's fees up to $125,000 and third-party due diligence expenses up to $25,000. The Company has paid to the Underwriters an advance against accountable expenses in the amount of $50,000 of which any unused portion will be returned to Company to the extent not actually incurred.

In the event that this Agreement is terminated pursuant to Section 9 hereof, the Company will pay all documented out-of-pocket and unreimbursed expenses of the Underwriters (including but not limited to fees and disbursements of Underwriters’ counsel, expenses associated with a due diligence report and reasonable travel specified in Sections 1(a)(v) and (viii)) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses to be paid or reimbursed by the Company directly or indirectly to or on behalf of the Underwriter shall not exceed $275,000.

Delivery of the Underwriters’ Warrants shall be made on a Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

(b) Exclusivity. The term of the Underwriters’ exclusive engagement will be until the later of (i) final Closing of the Offering in accordance with the Registration Statement (the “Exclusive Term”) and (ii) the termination of the engagement agreement by and between the Company and the Representative dated August 24, 2017, as amended by that certain Amendment No. 1 dated May 11, 2018. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Underwriters or their respective Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). If during the Exclusive Term, or within six (6) months after the date of termination or expiration of this Agreement, no Closing has occurred, the Company sells securities to investors who become aware of or become known to the Company prior to such termination or expiration, then the Company shall pay to the Representative, at the time of each such sale, the compensation, including the warrants, set forth in Schedule B, with respect to any such sale.

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Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Underwriters, as of the date hereof, and as of the Closing Date, except as set out in the Registration Statement as follows:

(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration File No. 333-227198) under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. At the time of the Effective Date, the Registration Statement and amendments will materially meet the requirements of Form F-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, a final prospectus included in such registration statement relating to the Offering and the underwriting thereof and has advised the Underwriters of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement as amended at the date of this Agreement is hereinafter called the “Prospectus.” All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. The Registration Statement has been declared effective by the Commission on the date hereof. The Company shall, prior to the Closing, file with the Commission a Form 8-A providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Company’s Class A ordinary shares.

(b) Assurances. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at all other subsequent times until the Closing and at the Closing Date, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein (the “Underwriters Information”)). The Prospectus, as of its date, complies in all material respects with the Securities Act and the applicable Rules and Regulations. As of its date, the Prospectus did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Underwriters Information). All post-effective amendments to the Registration Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein have been so filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus or filed as exhibits or schedules to the Registration Statement that have not been described or filed as required. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus.

(c) Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters reasonably request. Neither the Company nor any of its directors and officers have distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement, and any other materials permitted by the Securities Act (collectively, the “Offering Materials”).

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(d) Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are described in the Registration Statement to the extent necessary. Except as disclosed in the Registration Statement, and the Prospectus, the Company owns, directly or indirectly, all of its capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors (“Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects (as such prospects are described in the Prospectus) or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Offering (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the best knowledge of the Company, no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and the Offering and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and each of the other Transaction Documents and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement each other Transaction Document to which it is a party has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect.

(h) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby, other than: (i) the filing with the Commission of the final Prospectus as required by Rule 424 under the Securities Act, (ii) application to the Nasdaq (the “Trading Market”), for the listing of the Shares for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

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(i) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, the other Transaction Documents to which it is a party, and the terms of the Offering as described in the Prospectus, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has sufficient authorized ordinary shares for the issuance of the maximum number of Securities issuable pursuant to the Offering as described in the Prospectus.

(j) Capitalization. The capitalization of the Company as of the date hereof is as set forth in the Registration Statement, and the Prospectus. The Company has not issued any ordinary shares since July 1, 2018, other than pursuant to the Company’s equity incentive plans, the issuance of Shares to employees, directors or consultants pursuant to the Company’s equity incentive plans and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire Shares at any time, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares (“Ordinary Share Equivalents”) and is outstanding as of July 1, 2018. Except as contemplated herein, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Offering Materials. Except as a result of the purchase and sale of the Shares or as disclosed in the Registration Statement, and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Shares or Ordinary Share Equivalents or capital stock of any Subsidiary. Except as disclosed in the Registration Statement, and the Prospectus, the issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue Shares or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as disclosed in the Registration Statement, and the Prospectus, there are no securities of the Company or any Subsidiary that have any anti-dilution or similar adjustment rights (other than adjustments for stock splits, recapitalizations, and the like) to the exercise or conversion price, have any exchange rights, or reset rights. Except as set forth in the Registration Statement, and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding Shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except for the Second Amended and Restated Memorandum and Articles of Association of the Company, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s ordinary shares or other ordinary shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(k) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement and the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles (“GAAP”) or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any ordinary shares of the Company and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, if any. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by the Prospectus or disclosed in the Registration Statement or the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects (as such prospects are described in the Prospectus), properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(l) Litigation. Except for such matter disclosed in the Offering Materials, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or any of the Transaction Documents and the Offering or the Shares, or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

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(m) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Compliance. Except as set forth in the Offering Materials, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the Prospectus, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Offering Materials (collectively, the “Intellectual Property Rights”) except to the extent such failure to have, or have rights to use, such Intellectual Property Rights would not result in a Material Adverse Effect. None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or be abandoned, within two years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Materials, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Offering Materials, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business as it is presently conducted.

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(r) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s) Transactions With Affiliates and Employees. Except as set forth in the Offering Materials, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company are presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the Offering Materials, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company or the Subsidiaries as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in the Offering Materials, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(u) Certain Fees, FINRA Affiliation. Except as set forth herein and in the Offering Materials, or in a separate agreement regarding the Offering with a soliciting dealer in the sole discretion of the Underwriters, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Except as set forth in the Offering Materials, to the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA. Except for payments to the Company’s outside law firm, a partner of which is associated with a FINRA member, as compensation for routine legal services and not as a commission or finder’s fee and the commissions paid to the placement agent in connection with the private placement of the Series A Notes and the Bond Offering as defined in the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter. To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and its counsel if it has knowledge that any officer, director or shareholder of the Company or its Subsidiaries is or becomes an Affiliate of a FINRA member participating in the Offering.

(v) Investment Company. Except as contemplated in the Registration Statement, and Prospectus, the Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be, or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Except as set forth in the Registration Statement or the Prospectus, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

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(x) Registration. The Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement and a current Prospectus relating thereto for as long as the Shares and the Underwriters’ Warrants remain outstanding.

(y) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company as of the Closing Date has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $200,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa) Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bb) Accountants. Marcum Bernstein & Pinchuk LLP (“Marcum B&P”) is the Company’s independent registered public accounting firm. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements of the Company for the years ended December 31, 2017 and 2016.

(cc) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(dd) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company met all the requirements set forth in General Instruction II of Form F-1.

(ee) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25 percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(gg) Certificates. Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

(hh) Reliance. The Company acknowledges that the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(ii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(jj) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(kk) Listing and Maintenance Requirements. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Offering Materials, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of NASDAQ.

(ll) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of applicable law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(mm) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering or as set forth in the Offering Materials.

(nn) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Underwriters’ request.

(oo) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

Section 3. Delivery and Payment.

(a) Closing. The Closing shall occur at the office of the Underwriters’ counsel, Pryor Cashman LLP, located at 7 Times Square, New York, NY 10036 (or at such other place as shall be agreed upon by the Underwriters and the Company) and may also be conducted electronically via the remote exchange of Closing documentation. Subject to the terms and conditions hereof, and except as may otherwise be agreed or arranged between the parties, at the Closing payment of the purchase price for the Shares sold on the Closing Date shall be made by federal funds wire transfer from the escrow account, against delivery of such Shares, and such Shares shall be registered in such name or names and shall be in such denominations, as provided by the FinTech Clearing, LLC, the offering deposit account agent (the “Escrow Agent”) at least one business day prior to the Closing. All actions taken at the Closing shall be deemed to have occurred simultaneously.

(b) Payment for the Shares. The Shares are being sold to the Investors at an aggregate initial public offering price per Share as set forth in the Prospectus. The purchase of Shares by each of the Investors shall be evidenced by the execution of a subscription agreement by each such Investor and the Company. Investors shall pay for their Shares by wire for the full purchase price of the Shares, payable to the Escrow Agent. In compliance with Rule 15c2-4 under the Exchange Act, the Company and the Underwriters will instruct Investors to deliver all cash in the form of wire or ACH transfers to the Escrow Agent. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the offering deposit account. Pursuant to an offering deposit account agency agreement among the Company, the Underwriters and the Escrow Agent, the funds received in payment for Shares purchased in the Offering will be wired to a non-interest bearing offering deposit account at the Escrow Agent and held until the Escrow Agent determines that the amount in the offering deposit account is equal to at least the Minimum Subscription Amount. Upon confirmation of receipt of the Minimum Subscription Amount, the Escrow Agent will release the funds in accordance with the written instructions provided by the Company and the Underwriters, indicating the date on which the Shares purchased in the Offering are to be delivered to the Investors and the date the net proceeds are to be delivered to the Company. In the event that the Underwriters receive any payment from an Investor in connection with the purchase of any Shares by such Investor, such payment shall be promptly transmitted to and deposited into the Escrow Agent’s account. Among other things, the Underwriters shall forward any wires so received by the Underwriters to the Escrow Agent by noon of the next business day. The Underwriters and the Company shall instruct Investors to make wire or ACH transfer payments to the Escrow Agent with the name and address of the Investor making payment. Payment by the Investors out of the escrow account for the Shares to be sold by the Company shall be made at the Closing Date to the Company in compliance with Rule 15c2-4 of the Commission.

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(c) Delivery of Shares. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Underwriters as follows:

(a) Registration Statement Matters. The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will advise the Underwriters promptly after they receive notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectus has been filed and will furnish the Underwriters with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Underwriters, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b) Blue Sky Compliance. The Company will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriters may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Shares contemplated by the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of any of the Underwriters or counsel for any of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or the Prospectus that is necessary in order to make the statements in the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Prospectus in connection with the Offering, the Company will furnish the Underwriters with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Underwriters reasonably object; the Underwriters, and its counsel shall have three (3) business days to review and return any comments to the Company.

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(d) Copies of any Amendments and Supplements to the Prospectus. The Company will furnish the Underwriters, without charge, during the period beginning on the date hereof and ending on the Closing Date of the Offering, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior consent of the Underwriters, make any offer relating to the Shares that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Underwriters expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for its ordinary shares for so long as the ordinary shares are publicly-traded.

(g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Underwriters an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Underwriters deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Underwriters. The Company agrees that the Underwriters may rely upon, and each is a third party beneficiary of, the representations and warranties set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k) Acknowledgment. The Company acknowledges that any advice given by any of the Underwriters to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without such Underwriters’ prior written consent.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received, and the Company shall have caused to be delivered to the Underwriters, a letter from Marcum B&P addressed to the Underwriters, dated as of the date hereof, in form and substance satisfactory to the Underwriters. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Prospectus, which, in the Underwriters’ sole judgment, is material and adverse and that makes it, in the Underwriters’ sole judgment, impracticable or inadvisable to proceed with the Offering of the Shares as contemplated by the Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriters. The Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission in a timely fashion in accordance with the terms thereof. At or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

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(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, sale and delivery of the Shares, shall have been completed or resolved in a manner reasonably satisfactory to the Underwriters’ counsel.

(d) No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Underwriters’ sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(e) Opinion of Counsel for the Company. The Underwriters shall have received on the Closing Date the favorable opinion of Hunter Taubman Fischer & Li LLC, Company securities counsel, dated as of such Closing Date, including, without limitation, a customary negative assurance letter, addressed to the Underwriters in reasonable and customary form satisfactory to the Underwriters. The Underwriters shall rely on the opinion of the Company’s Cayman Islands counsel, Campbells, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation, validity of the ordinary shares and due authorization, execution and delivery of the Agreement.

(f) Officers’ Certificate. The Underwriters shall have received on the Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Underwriters shall be satisfied that, the signers of such certificate have reviewed the Registration Statement and the Prospectus, and this Agreement and to the further effect that:

i.	The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;
ii.	No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;
iii.	When the Registration Statement becomes effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, when it becomes effective, contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters Information) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Registration Statement which has not been so set forth; and
iv.	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into ordinary shares of the Company) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into ordinary shares of the Company); (e) any dividend or distribution of any kind declared, paid or made on ordinary shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

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(g) Secretary’s Certificate. As of the Closing Date the Underwriters shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date, certifying: (i) that each of the Company’s Second Amended and Restated Memorandum and Articles of Association attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries Memorandum and Articles of Association or charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iv) the good standing of the Company and each of the Subsidiaries. The documents referred to in such certificate shall be attached to such certificate.

(h) Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from Marcum B&P, or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(i) Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such customary information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

(j) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement or the Prospectus) or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Shares or Offering as contemplated hereby.

(k) Subsequent to the execution and delivery of this Agreement and up to a Closing Date, there shall not have occurred any of the following: (i) trading in securities generally on NASDAQ or any Trading Markets shall not have commenced, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (ii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iii) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (ii) or (iii) makes it, in the sole judgment of the Underwriters, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

(l) The Underwriters shall have received a lock-up agreement from each Lock-Up Party set forth on Schedule D, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Schedule E.

(m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

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(n) The Company and the Underwriters shall have entered into a deposit account agreement with the Escrow Agent (the “Escrow Agreement”) pursuant to which the Investors shall deposit their subscription funds in an escrow account at the Escrow Agent and the Company and the Underwriters shall authorize the disbursement of the funds from such escrow account. All Investor wires delivered to the Escrow Agent shall be made payable to “FinTech Clearing as Agent for the Investors in Aptorum Group Limited.” The Company shall pay the reasonable fees of the Escrow Agent.

(o) The Company will enter into a customary subscription agreement with Investors and will deliver any additional customary certificates or documents as the Underwriters deems necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Underwriters. The Company agrees that the Underwriters may rely upon, and is a third-party beneficiary of, the representations and warranties and applicable covenants set forth in the purchase agreement with Investors.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters' counsel pursuant to this Section 5 shall not be reasonably satisfactory in form and substance to the Underwriters and to Underwriters' counsel, all obligations of the Underwriters hereunder may be cancelled by the Underwriters at, or at any time prior to, the consummation of the Offering. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 6. Payment of Company Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if reasonably requested by the Underwriters, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising any of the Underwriters of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of the Underwriters’ participation in the offering and distribution of the Shares; (viii) the fees and expenses associated with including the Shares on the Trading Market; and (ix) the costs and expenses described in Section 1(a) of this Agreement.

Section 7. Indemnification and Contribution. The Company agrees to indemnify the Underwriters in accordance with the provisions of Schedule A hereto, which is incorporated by reference herein and made a part hereof.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement. A successor to the Underwriters, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Underwriters and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The Underwriters shall have the right to terminate this Agreement at any time upon 15 days written notice to the Company, or as practical as possible prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) trading on NASDAQ has been rejected by NASDAQ or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NASDAQ or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriters, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the Offering, sale and delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

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(b) Any notice of termination pursuant to this Section 9 shall be in writing.

(c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company.

Section 10. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by facsimile or e-mail transmission to the parties hereto as follows:

If to the Representative, then to:

Boustead Securities, LLC

as the Representative of the several Underwriters

6 Venture, Suite 265

Irvine, CA 92618

Attn: Keith Moore

Attn: Daniel J. McClory

With a copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Attention: Elizabeth F. Chen

If to the Company:

Aptorum Group Limited

Unit B, 17th Floor, Guangdong Investment Tower

148 Connaught Road Central Hong Kong

Telephone: +852 2117 6611

Facsimile: +852 2850 7286

Attention: Mr. Darren Lui

President, Chief Business Officer and Executive Director

Email: darren.lui@aptorumgroup.com

Attention: Mr. Sabrina Khan

Chief Financial Officer

Email: sabrina.khan@aptorumgroup.com

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Fl.

New York, New York 10018

Telephone: +1 (212) 530-2207

Facsimile: +1(212) 202-6380

Attention: Louis E. Taubman, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal Underwriters, and no other person will have any right or obligation hereunder.

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Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Underwriters and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters’ address shall be deemed in every respect effective service process upon the Underwriters, in any such suit, action or proceeding.

Section 14. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and the Representative, dated August 24, 2017 and the amended engagement letter dated May 11, 2018, and that certain engagement letter between the Company and China Renaissance Securities (HK) Limited, dated May 11, 2018 shall remain in full force and effect. This Agreement may be executed in multiple counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing and signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the Offering of the Shares: (i) the Underwriters has acted at arm’s length, is not agents of, and owes no fiduciary duties to the Company or any other person, (ii) the Underwriters owes the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against any of the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

[The remainder of this page has been intentionally left blank.]

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
Aptorum Group Limited

By:
Name: Ian Huen
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and agreed to of the date first above written.

BOUSTEAD SECURITIES, LLC

By:
Name: Keith Moore
Title: Chief Executive Officer

CHINA RENAISSANCE SECURITIES (HK) LIMITED

By:
Name: Joe Lai
Title: Managing Director, Head of Hong Kong Healthcare IBD
AMTD GLOBAL MARKETS LIMITED

By:
Name: Ming Lin Cheung
Title: Executive Director, Capital Markets & Advisory

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Schedule A

List of Co-Underwriters

Boustead Securities, LLC (“Boustead”)

China Renaissance Securities (HK) Limited (“China Renaissance”)

AMTD Global Markets Limited
Schedule B

I.	The allocation of fees between the Company, Boustead and China Renaissance on one hand and between Boustead and China Renaissance on the other are as follows, capitalized but not otherwise defined terms have the meaning ascribed to them in the amended engagement agreement by and between the Company and Boustead dated May 11, 2018:

(i)	At the Pre-IPO offering with regard to the issuance of Series A Notes, Boustead shall be entitled to a Success Fee payable in cash equal to 4% of the gross proceeds to Aptorum of approximately US$1.1 million sourced by Aptorum, plus warrants to purchase such number of ordinary shares of the Company equal to 5.5% of the number of ordinary shares issuable upon conversion of the Series A Notes sold to investors, at an exercise price per share equal to the conversion price of the Series A Notes, which will represent a 56% discount to IPO price, for a period of 2.5 years from the date of issuance (for the purpose of this clause, the closing of the Series A Notes pre-IPO offering is deemed as the date of issuance). China Renaissance shall not be entitled to any Success Fee in connection with the issuance of Series A Notes.

(ii)	At the Pre-IPO offering with regard to the issuance of the Convertible Bonds sold to Peace Range Limited, a wholly owned subsidiary of Adamas Ping An Opportunities Fund, Boustead shall be entitled to a Success Fee payable in cash equal to 4% of the gross proceeds to Aptorum of US$15 million, plus warrants to purchase such number of ordinary shares of the Company equal to 5.5% of the number of ordinary shares issuable upon conversion of the Convertible Bonds, at an exercise price per share equal to the conversion price of the Convertible Bonds (subject to signing of the relevant documents, the conversion price has been agreed to be at a 23% discount to IPO price) for a period of 2.5 years from the date of issuance (for the purpose of this clause, the closing of the Convertible Bonds pre-IPO offering is deemed as the date of issuance). China Renaissance shall be entitled to a Success Fee payable in cash equal to 1% of the gross proceeds to Aptorum in connection with the issuance of the Convertible Bonds pursuant to Clause (vi) below.

(iii)	[Intentionally Omitted.]

(iv)	At IPO, Boustead shall be entitled to a Success Fee payable in cash equal to 7% of the proceeds from IPO sourced by Aptorum provided that such proceeds do not exceed US$6.125 million, plus warrants to purchase such number of ordinary shares of the Company equal to 5% of the number of ordinary shares sold to investors sourced by Aptorum under this clause, at an exercise price per share equal to 120% of the IPO price for a period of 2.5 years from the date of issuance (for the purpose of this clause, the date the registration statement on Form F-1 is declared effective by the U.S. Securities and Exchange Commission, or the “F-1 Effective Date” is deemed as the date of issuance).

(v)	At IPO, if the proceeds sourced by Aptorum from IPO exceed US$6.125 million, Boustead shall be entitled to a Success Fee payable in cash equal to 3% on proceeds (only the portion exceeding US$6.125 million) sourced by Aptorum, plus warrants to purchase such number of ordinary shares of the Company equal to 5% of the number of ordinary shares sold to investors sourced by Aptorum under this clause, at an exercise price per share equal to 120% of the IPO price for a period of 2.5 years from the date of issuance (for the purpose of this clause, the F-1 Effective Date is deemed as the date of issuance).

(vi)	At the Pre-IPO offering with regard to the issuance of the Convertible Bonds sold to Peace Range Limited, a wholly owned subsidiary of Adamas Ping An Opportunities Fund, China Renaissance shall be entitled to a Success Fee payable in cash equal to 1% of the gross proceeds to the Company in connection with the issuance of the Convertible Bonds.

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(vii)	At Pre-IPO and IPO (except for any transaction set forth in (i), (ii) and (vi) above), China Renaissance shall be entitled to a Success Fee payable in cash up to 7% on proceeds from IPO sourced by China Renaissance, until China Renaissance is entitled to receive cash fees from all Pre-IPO and IPO financings equal to US$800,000 (the “CR Planned Commission Threshold”).

(viii)	At Pre-IPO and IPO, once the cash fees payable to China Renaissance exceed the CR Planned Commission Threshold, China Renaissance agrees to share such Success Fees (only the portion exceeding the CR Planned Commission Threshold) equal to 7% on proceeds sourced by China Renaissance from IPO with Boustead on a 60/40 basis in favor of China Renaissance.

In addition, for completeness, the Company agrees to grant Boustead warrants to purchase such number of ordinary shares of the Company equal to 5% of the number of ordinary shares sold to investors sourced by China Renaissance (on the portion exceeding the CR Planned Commission Threshold) under this clause multiplied by 40%, at an exercise price per share equal to 120% of the IPO price for a period of 2.5 years from the date of issuance.

Notwithstanding anything to the contrary as set forth in this Agreement, Boustead agrees to allow China Renaissance as joint Underwriter in the Pre-IPO and IPO financings to bring in any further investors to the Company and Boustead agrees not to charge the Company any additional Success Fees except for those stated herein above in Section (i) – (v), and herein below in Section (ix) – (x) or (xii) or in respect of the sharing arrangements herein above in Section (vii) - (viii).

(ix)	At IPO, Boustead shall be entitled to a Success Fee payable in cash equal to 7% on proceeds from IPO sourced by Boustead, until Boustead is entitled to receive cash fees from all Pre-IPO and IPO financings equal to US$1.2 million (the “Boustead Planned Commission Threshold”), plus warrants to purchase such number of ordinary shares of the Company equal to 5% of the number of ordinary shares sold to investors sourced by Boustead under this clause, at an exercise price per share equal to 120% of the IPO price for a period of 2.5 years from the date of issuance (for the purpose of this clause, the F-1 Effective Date is deemed as the date of issuance).

(x)	At IPO, once the cash fees payable to Boustead exceed the Boustead Planned Commission Threshold, a 7% Success Fee shall be payable in cash on proceeds from IPO sourced Boustead, where Boustead agrees to share such Success Fees (only the portion exceeding the Boustead Planned Commission Threshold) equal to 7% on proceeds from IPO sourced by Boustead with China Renaissance on a 60/40 basis in favor of Boustead (for the purpose of this clause, the F-1 Effective Date is deemed as the date of issuance), plus warrants to purchase number of ordinary shares of the Company equal to 5% of the number of the ordinary shares sold to investors sourced by Boustead (only the portion exceeding the Boustead Planned Commission Threshold) under this clause multiplied by 60%, at an exercise price per share equal to 120% of the IPO price for a period of 2.5 years from the date of issuance (for the purpose of this clause, the F-1 Effective Date is deemed as the date of issuance).

(xi)	Any proposed increase in the total commissions running up to, during the Pre-IPO and at IPO must be pre-approved in writing by the Company. Any decrease in the total IPO commissions due to FINRA Rule 5110 review shall be borne proportionally by Boustead and China Renaissance.

(xii)	In the event that the Company decides not to pursue an IPO and, instead, proposes to enter into a transaction through which part or all of the Company will be sold in any form or structure (including but not limited to selling part or all of the Company’s assets or shareholding, or merging with another company) (a “Sale”), the Company hereby offers Boustead the right to participate in connection with such a Sale. The terms of any such engagement shall be set forth in a separate letter between Boustead and the Company containing usual and customary provisions. The fees and role of any such engagement shall be agreed at the time.

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II.	The warrants to be received by Boustead as set forth above are defined as the Underwriters’ Warrants.

III.	AMTD will be entitled to receive in the aggregate, three-sevenths of the cash underwriting commission based on the total amount sourced by AMTD during the IPO, subject to each tier and the max commission percentages listed below. The rest or four-sevenths of the cash underwriting commission from the total amount sourced by AMTD shall belong to Boustead until Boustead reaches the Boustead Planned Commission Threshold, in which case, there is a split with China Renaissance pursuant to Section I(x) herein.

IV.	Despite the foregoing, the cash commission payable to the Underwriters under IPO shall be subject to the following caps on the different tranches of the funds raised in the IPO.

Funds Raised	Amount	Cash Commission Cap Percentage	U.S. Dollar Amount Cap
1st Tranche/Min	$10,000,000	7.00%	$ 700,000
2nd Tranche	Between $10,000,001 to $20,000,000	6.50%	$ 650,000
3rd Tranche	Between $20,000,0001 to $30,000,000	4.38%	$ 438,000
Max	$30,000,000	5.96%	$ 1,788,000

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Schedule C

Indemnification

The Company hereby agrees to indemnify and hold the Underwriters, their respective officers, directors, principals, employees, affiliates, and shareholders, and their respective successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings and costs (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, “Losses”) arising out of, based upon, or in any way related or attributed to, any breach of a representation, warranty or covenant by the Company contained in this Agreement. The Company will not, however, be responsible for any Losses that have resulted from the Underwriters Information or the gross negligence or willful misconduct of any individual or entity seeking indemnification or contribution hereunder.

If any of the Underwriters receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Schedule C, the Underwriters shall within thirty (30) days of the receipt of such written notice, give the Company written notice thereof (a “Claim Notice”). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by the Underwriters of their right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from any of the Underwriters with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below and such Underwriter shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Underwriters shall have the right to employ its own counsel in any such action, which shall be at the Company’s expense if (i) the Company and the Underwriters shall have mutually agreed in writing to the retention of such counsel, (ii) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to the Underwriters in such litigation or proceeding or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and the Underwriters and representation of the Company and the Underwriters by the same counsel or experts would, in the reasonable opinion of the Underwriters be inappropriate due to actual or potential differing interests between the Company and the Underwriters. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld or delayed and which shall not be required if the Underwriters are granted a general release in connection therewith. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

The Company further agrees, upon demand by the any of the Underwriters, to promptly reimburse the such Underwriters for, or pay, any reasonable fees, expenses or disbursements as to which the Underwriters have been indemnified herein with such reimbursement to be made currently as such fees, expenses or disbursements are incurred by the Underwriters. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Company of fees, expenses, or disbursements incurred by the Underwriters shall be repaid by the Underwriters, in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against the Underwriters based solely upon its gross negligence or intentional misconduct in the performance of its duties hereunder, and provided further, that the Company shall not be required to make reimbursement or payment for any settlement effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed).

If for any reason the foregoing indemnification is unavailable or is insufficient to hold the Underwriters harmless, the Company agrees to contribute the amount paid or payable by any Underwriters in such proportion as to reflect not only the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, but also the relative fault of the Company and the Underwriters as well as any relevant equitable considerations. In no event shall the Underwriters contribute in excess of the fees actually received by it pursuant to the terms of this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Agreement, each officer, director, shareholder, and employee or affiliate of the Underwriters and each person, if any, who controls the Underwriters (or any affiliate) within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights as the Underwriters with respect to matters of indemnification by the Company hereunder.

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Schedule D

Lock-up Party

	Beneficial Ownership Prior to the Offering*
Name and Address of Beneficial Owner	Class A Ordinary Shares		Class B Ordinary Shares
	Shares	%	Shares	%

Directors and Named Executive Officers
Ian Huen(1)	2,094,908	38.61%	17,969,339	80.09%
Darren Lui(2)	522,148	9.62%	4,468,415	19.91%
Justin Wu(3)	205,256	3.78%	—	—

5% Beneficial Owner
Jurchen Investment Corporation(1)	1,784,608	32.89%	16,061,469	71.58%
Sui Fong Isabel Huen Ng(1)	211,986	3.91%	1,907,870	8.50%
CGY Investments Limited(2)	471,809	8.69%	4,015,367	17.90%

Adamas Ping An Opportunities Fund L.P., through its wholly-owned special purpose vehicle, Peace Range Limited

*The percentage of Class A Ordinary Shares beneficially owned prior to the Offering is based on 5,426,381 Class A Ordinary Shares outstanding. The percentage of Class B Ordinary Shares beneficially owned prior to the Offering is based on 22,437,754 Class B Ordinary Shares outstanding.

(1)	Includes (i) 1,784,608 Class A Ordinary Shares and 16,061,469 Class B Ordinary Shares held by Jurchen Investment Corporation, a company wholly-owned by Mr. Huen. Mr. Huen maintains sole voting control over the shares held by Jurchen, the principal office address of which is at 17th Floor, Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong; (ii) 211,986 Class A Ordinary Shares and 1,907,870 Class B Ordinary Shares held by Sui Fong Isabel Huen Ng, the mother of Mr. Ian Huen; and (iii) 98,314 Class A Ordinary Shares held by Huen Wing Sze Patricia, the sister of Mr. Huen. Due to close family relationship, we deem Mr. Huen controls and/or has substantial influence on the disposition rights and voting rights of the shares held by his mother and sister.
(2)	Includes (i) 50,339 Class A Ordinary Shares and 453,048 Class B Ordinary Shares held by DSF Investment Holdings Limited, which is wholly-owned by Mr. Lui and located at Flat A2, 11th Floor, Wing Hang Insurance Building, 11 Wing Kut Street, Hong Kong and (ii) 471,809 Class A Ordinary Shares and 4,015,367 Class B Ordinary Shares held by CGY Investments Limited, which is 50% held by Seng Fun Yee, the spouse of Mr. Darren Lui, 25% held by Mandy Lui, a sister of Mr. Lui and 25% held by Adrian Lui, a brother of Mr. Lui. Due to close family relationship, we deem Mr. Lui controls and/or has substantial influence on the disposition rights and voting rights of the shares included herein.

(3)	Includes (i) 128,285 Class A Ordinary Shares held by Chi Ling Lily Heung, the wife of Dr. Wu and (ii) 76,971 Class A Ordinary Shares held by Dr. Wu.

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Schedule E

Form of Lock-up Agreement

[___], 2018

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618

Re: Proposed Public Offering by Aptorum Group Limited

Ladies and Gentlemen:

The undersigned, a stockholder, director or officer of Aptorum Group Limited, a Cayman Islands company (the “Company”), understands that Boustead Securities, LLC (the “Representative”) will act as the representative of the underwriters, i.e., Boustead Securities, LLC, China Renaissance Securities (HK) Limited and AMTD Global Markets Limited (collectively, the “Underwriters”) to carry out an offering (the “Offering”) of the Company’s ordinary shares (the “Securities”). In recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, without the prior written consent of the Underwriters, during a period of six (6) months [1]from the date on which the trading of the Securities on the NASDAQ Stock Exchange commences (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities of the Company (including the issuance of shares of Securities upon the exercise of options) (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriters as follows, provided that (1) the Underwriters receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(1) as a bona fide gift or gifts; or

(2) to any trust or other entity for the direct or indirect benefit of, or wholly-owned by, the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(3) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or

(4) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement.; or

(5) pursuant to a trading plan established or to be established pursuant to Rule 10b5-1 of the Exchange Act prior to the commencement of the initial public offering.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

[1] Such period shall be reduced to 90 days for the Bond holders.

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(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned understands that, if the Offering shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned shall be released from all obligations set forth herein.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned, whether or not participating in the Offering, understands that the Underwriters are proceeding with the Offering in reliance upon this lock-up agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

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Very truly yours,

(Name - Please Print)

(Signature)

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Exhibit A

Underwriters’ Warrant Agreement

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